UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 9, 2012
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

10420 Research Road, SE, Albuquerque, NM  87123
Address of principal executive offices, including zip code

(505) 332-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On September 28, 2012, the United States District Court for the District of New Mexico dismissed with prejudice the purported stockholder class action previously disclosed by the Company, which had alleged that the Company and certain of its present and former officers and directors violated certain provisions of the federal securities laws arising out of the Company's disclosure regarding its customer Green and Gold Energy (“GGE”) and the associated backlog of GGE orders for the Company's terrestrial concentrator photovoltaic products (the “Class Action”). On November 9, 2012, the Company entered into a stipulation and agreement with the lead class representative of the Class Action, pursuant to which the parties to agreed to release each other from all claims related to the matter and not to appeal the court's dismissal of the Class Action. The agreement provided for each of the parties to bear their own costs, fees and expenses arising out of the Class Action.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: November 14, 2012	By: /s/ Mark Weinswig Name: Mark Weinswig Title: Chief Financial Officer